Exhibit 99.1

Supernus and Navitor Announce Development and Option Agreement for Orally Active mTORC1 Activator NV-5138

•Companies to Collaborate on Phase II Development for NV-5138 in Depression
•NV-5138 is a Novel First-in-Class Activator of mTORC1
•Supernus Receives Exclusive Option to License or Acquire NV-5138 Prior to Initiation of Phase III Clinical Program

ROCKVILLE Md., and CAMBRIDGE, Mass., April 21, 2020 –Supernus Pharmaceuticals, Inc. (Nasdaq: SUPN), a pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system (CNS) diseases, and Navitor Pharmaceuticals, Inc., a privately-held company leading the discovery and development of mTORC1-targeted therapeutics, announced today a joint development and option agreement for Navitor’s mTORC1 activator, NV-5138.
NV-5138 is a first-in-class, orally active small molecule that directly activates brain mTORC1, the gatekeeper of cellular metabolism and renewal, which is often suppressed in people suffering from depression. Phase I data demonstrated early proof of concept in which a single dose of NV-5138 showed rapid and sustained improvement in core symptoms of depression with favorable safety and tolerability in patients with treatment-resistant depression (TRD).
Under the terms of the agreement, Supernus and Navitor will jointly conduct a Phase II clinical program for NV-5138 in TRD. Supernus will pay the costs of Phase II development up to $50 million, plus certain costs associated with nonclinical development and formulation. In addition, Navitor has granted Supernus an exclusive option to license or acquire NV-5138 in all world territories, excluding Greater China, prior to initiation of a Phase III clinical program. In exchange for the option to license or acquire NV-5138, Navitor will receive an upfront payment of $25 million, composed of a $10 million option fee and a $15 million equity investment representing approximately 13% ownership in Navitor. Total payments, exclusive of royalty payments on net sales of NV-5138 and development costs under the agreement, have the potential to reach $410 million to $475 million, which includes the upfront payment of $25 million, an additional license or acquisition fee depending on whether Supernus ultimately licenses or acquires NV-5138, and subsequent clinical, regulatory and sales milestone payments. Supernus also will have the first right of refusal for any compound with a similar mechanism of action on mTORC1 as NV-5138 in the central nervous system. In conjunction with the equity investment, Jack Khattar, President and CEO of Supernus, will join the Board of Directors of Navitor.
"We are excited to add NV-5138 to our innovative late-stage portfolio in psychiatry as part of our long-term growth strategy," said Jack Khattar, President & CEO of Supernus. “Navitor is leveraging a novel mechanism of action to address unmet needs in treatment-resistant depression. NV-5138, an oral agent, can have a highly differentiated clinical profile characterized by a potentially rapid onset of action, and favorable tolerability. We are committed to patients suffering from depression and to bringing to them novel alternative treatment options.”
“As a pharmaceutical company committed to the commercialization of CNS therapeutics with a proven history of successful CNS drug development and registration and a strong financial position, Supernus is an ideal partner to help advance further development of this potentially game-changing treatment for treatment-resistant depression. We are excited to work with the Supernus team to build on the positive data generated to date for NV-5138,” said Thomas E. Hughes, Ph.D., Chief Executive Officer of Navitor. “This transaction also strengthens Navitor’s overall mission to bring forward mTORC-targeted therapies in disease states in which dysregulation of cellular metabolism contributes to pathology, including diseases with substantial unmet need like depression.”
About NV-5138
NV-5138 is an orally bioavailable small molecule that directly and transiently activates mTORC1, the master modulator of cellular metabolism, which is suppressed in the brain of patients suffering from depression. NV-5138 binds to and modulates sestrin, which senses amino acid availability in the brain, a potent natural activator of mTORC1. In a Phase 1 study in treatment-resistant patients, a single dose of NV-5138 produced rapid signals of efficacy on measures of the core symptoms of depression. Preclinical models have demonstrated that oral administration of NV-5138 produces rapid upregulation of key synaptic proteins, synaptic remodeling in the prefrontal cortex and hippocampus, sustained antidepressant behavioral responses, cognitive improvements and compound-specific spectral power changes, as measured by quantitative electroencephalography (qEEG). NV-5138 has potential applications in the treatment of depression, cognitive impairments and other neurological indications.  Navitor’s strong intellectual property portfolio includes issued composition of matter patent protection for NV-5138 and related compounds.
About mTORC1
Complex 1 of the mechanistic target of rapamycin (mTORC1), activity governs the pace and ability of the cell to synthesize protein and other cellular components. Increased mTORC1 activity contributes to a broad array of diseases of aging by increasing protein misfolding and driving cellular stress, inflammation, and fibrosis. In other disease states such as severe depression, inadequate mTORC1 activity contributes to disease pathology by limiting energy utilization and protein synthesis, leading to impaired function. Multiple preclinical studies have shown that mTORC1 activation is required for the efficacy of many rapid-acting antidepressant compounds, including but not limited to modulators of the N-methyl-D-aspartic-acid (NMDA)-mediated signaling pathway like ketamine.
About Supernus Pharmaceuticals, Inc.
Supernus Pharmaceuticals, Inc. is a pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system (CNS) diseases. The Company currently markets Trokendi XR® (extended-release topiramate) for the prophylaxis of migraine and the treatment of epilepsy, and Oxtellar XR® (extended-release oxcarbazepine) for the treatment of epilepsy. The Company is also developing several product candidates to address large market opportunities in the CNS market.

About Navitor
Navitor Pharmaceuticals, Inc. is the leader in the development of mTORC1-targeted therapeutics designed to help patients live longer and healthier lives. The Company’s proprietary platform enables specific modulation of mTORC1, the gatekeeper of cellular metabolism and renewal, with the first-ever absolutely selective mTORC1 inhibition and the unique ability for mTORC1 activation.  Navitor’s lead clinical-stage candidate, NV-5138, is a small molecule that directly activates mTORC1 that is being developed for treatment-resistant depression, with additional opportunities in cognition and memory. The Company’s NΛValog program, which provides unprecedented selectivity in mTORC1 inhibition, is initially targeting chronic kidney disease and has broad potential application for age-related diseases..
Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not convey historical information, but relate to predicted or potential future events that are based upon management's current expectations. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. In addition to the factors mentioned in this press release, such risks and uncertainties include, but are not limited to, Supernus’ ability to successfully complete the development of its product candidates and NV-5138, obtain regulatory approval and commercially market them; its ability to sustain and increase its profitability; its ability to raise sufficient capital to fully implement its corporate strategy; its future financial performance and projected expenditures; its ability to increase its net revenue; its ability to enter into future collaborations with pharmaceutical companies and academic institutions or to obtain funding from government agencies; its product research and development activities, including the timing and progress of its clinical trials, and projected expenditures; its ability to receive, and the timing of any receipt of, regulatory approvals to develop and commercialize its product candidates and NV-5138; its ability to protect its intellectual property and operate its business without infringing upon the intellectual property rights of others; its expectations regarding federal, state and foreign regulatory requirements; the therapeutic benefits, effectiveness and safety of its product candidates and NV-5138; the accuracy of its estimates of the size and characteristics of the markets that may be addressed by its product candidates and NV-5138; its ability to increase its manufacturing capabilities for its products, product candidates and NV-5138; its projected markets and growth in markets; its product formulations and patient needs and potential funding sources; its staffing needs; and other risk factors set forth from time to time in its filings with the Securities and Exchange Commission made pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended. Supernus undertakes no obligation to update the information in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.

Supernus Investor Contact
Peter Vozzo
Westwicke Partners
Office: (443) 213-0505
Mobile: (443) 377-4767
Email: peter.vozzo@westwicke.com

Navitor Media Contact
David Rosen
Argot Partners
david.rosen@argotpartners.com
(212) 600-1902

Navitor Investor Contact
Laura Perry/Ryan Baker
Argot Partners
Laura@argotpartners.com or ryan@argotpartners.com
(212) 600-1902